UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2013

METALS USA HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34685 (Commission File Number)	20-3779274 (IRS Employer Identification No.)

2400 E. Commercial Blvd., Suite 905 Fort Lauderdale, Florida (Address of principal executive offices)	33308 (Zip Code)

Registrant’s telephone number, including area code: (954) 202-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, on February 6, 2013, Metals USA Holdings Corp., a Delaware corporation (“Metals USA”), Reliance Steel & Aluminum Co., a California corporation (“Reliance”) and RSAC Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Reliance (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) under which Reliance has agreed to acquire Metals USA. Pursuant to the Merger Agreement, and subject to the satisfaction or waiver of the conditions therein, Merger Sub will be merged with and into Metals USA (the “Merger”), with Metals USA surviving as a wholly-owned subsidiary of Reliance.

In connection with the Merger, on March 8, 2013, Metals USA and Lourenco Goncalves, our President and Chief Executive Officer, entered into a separation agreement and general release (the “Separation Agreement”), which provides that Mr. Goncalves’ employment with Metals USA will be terminated without cause immediately prior to the effective time of the Merger, which would entitle Mr. Goncalves to receive, pursuant to the terms of his employment agreement with Metals USA, in addition to any accrued and unpaid compensation and benefits through the date of termination:

•	a lump sum payment of $750,000 representing one year of his annual base salary;

•	one year of his annual base salary, or $750,000, payable in accordance with Metals USA’s regular payroll schedule over a twelve month period commencing in the thirteenth month following the termination of his employment;

•	a lump sum payment of $307,398, representing a pro-rated bonus for 2013, the year in which the termination of employment occurs, which amount will increase by $3,014 for each day after April 12, 2013 on which the closing occurs;

•	a lump sum payment of $1.1 million payable in March 2015 and a lump sum payment of $1.1 million payable in March 2016, representing a bonus for each of the two fiscal years after the fiscal year in which the termination of employment occurs; and

•	at his election, to continue his and his beneficiaries’ participation in Metals USA’s medical benefit plans in which they participated prior to the date of termination, and reimbursement for the cost of COBRA continuation of such coverages for a period of up to eighteen months.

The Separation Agreement includes a general release of claims against Metals USA and its subsidiaries as required by the terms of Mr. Goncalves’ employment agreement with Metals USA. In addition, Mr. Goncalves is subject to certain restrictions on his ability to compete with Metals USA for two years or solicit its customers or employees for two years after the date of termination.

The foregoing summary is qualified in its entirety by reference to the complete text of the Separation Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference into this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed herewith:

Exhibit Number	Description

10.1	Separation and General Release, dated March 8, 2013, by and between C. Lourenco Goncalves and Metals USA Holdings Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METALS USA HOLDINGS CORP.

Date: March 12, 2013	/s/ Robert C. McPherson III
Name: Robert C. McPherson III
Title: Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Separation and General Release, dated March 8, 2013, by and between C. Lourenco Goncalves and Metals USA Holdings Corp.